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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings


                              Quarter ended         Six months ended
                                 June 30,               June 30,
                          ---------------------   ---------------------
                             1996       1995         1996       1995
                          ---------- ----------   ---------- ----------
Primary
- -------
Earnings from
 continuing operations   $ 9,425,000  7,847,000   17,921,000 14,176,000
Discontinued operations            -    (86,000)           -    725,000
                          ---------- ----------   ---------- ----------
Net earnings             $ 9,425,000  7,761,000   17,921,000 14,901,000
                          ========== ==========   ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,826,491 19,714,928   19,823,892 19,714,928
  Assumed exercise of
   stock options              56,180    101,238       52,903    104,455
                          ---------- ----------   ---------- ----------
                          19,882,671 19,816,166   19,876,795 19,819,383
                          ========== ==========   ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .47        .40          .90        .72
Discontinued operations  $         -          -            -        .04
Net earnings             $       .47        .39          .90        .75

Fully diluted
- -------------
Earnings from
 continuing operations   $ 9,425,000  7,847,000   17,921,000 14,176,000
Discontinued operations            -    (86,000)           -    725,000
                          ---------- ----------   ---------- ----------
Net earnings             $ 9,425,000  7,761,000   17,921,000 14,901,000
                          ========== ==========   ========== ==========
Common and common
 equivalent shares:
  Weighted average
   common shares
   outstanding            19,826,491 19,714,928   19,823,892 19,714,928
  Assumed exercise of
   stock options              63,011    101,238       63,011    121,209
                          ---------- ----------   ---------- ----------
                          19,889,502 19,816,166   19,886,903 19,836,137
                          ========== ==========   ========== ==========
Earnings per share:
Earnings from
 continuing operations   $       .47        .40          .90        .71
Discontinued operations  $         -          -            -        .04
Net earnings             $       .47        .39          .90        .75


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